Exhibit 99.3

Pulmokine, Inc.

Financial Statements

September 30, 2024

Pulmokine, Inc.

Index to the Financial Statements

September 30, 2024

Page
Financial Statements

Independent Auditor’s Review Report	1

Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to the Financial Statements	6 - 10

Independent Auditor’s Review Report

To the Board of Directors and Stockholders of

Pulmokine

Results of Review of Interim Financial Information

We have reviewed the accompanying financial statements of Pulmokine, Inc. (a Delaware corporation), which comprise the balance sheet as of September 30, 2024, and the related statement of operations, stockholders’ equity, and cash flows for the nine months then ended, and the related notes to the interim financial information.

Based on our review, we are not aware of any material modifications that should be made to the interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relative ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

/s/ Rosenberg Rich Baker Berman, P.A.
Somerset, New Jersey
February 10, 2025

Pulmokine, Inc.

Balance Sheet

September 30, 2024

Assets
Current Assets
Cash and cash equivalents	$1,006,954
Other assets	—

Total Current Assets	1,006,954
Security deposits	732

Total Assets	$1,007,686

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$17,032

Total Current Liabilities	17,032
Deferred income taxes	446,690

Total Liabilities	463,722

Commitments and Contingencies
Stockholders’ Equity
Seed preferred stock $.00001 par value, 1,000,000 shares authorized; 83,325 shares issued and outstanding	1
Common stock $.00001 par value, 10,000,000 shares authorized; 5,145,501 shares issued and outstanding	51
Additional paid-in capital	3,091,562
Accumulated deficit	(2,547,650)

Total Stockholders’ Equity	543,964

Total Liabilities and Stockholders’ Equity	$1,007,686

See independent auditor’s review report and notes to the financial statements.

Pulmokine, Inc.

Statement of Operations

Nine Months Ended September 30, 2024

Operating expenses:
Professional fees	$163,614
General and administrative expenses	604,791

Total operating expenses	768,405

Loss from operations	(768,405)

Other income (expense)
Other income	201,502

Total other income	201,502

Loss before income taxes	(566,903)
Income taxes	(850)

Net loss	$(567,753)

See independent auditor’s review report and notes to the financial statements.

Pulmokine, Inc.

Statement of Stockholders’ Equity

Nine Months Ended September 30, 2024

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, January 1, 2024	83,325	1	5,145,501	51	3,091,562	5,606,722	8,698,336
Dividends declared	—	—	—	—	—	(7,586,619)	(7,586,619)
Net loss	—	—	—	—	—	(567,753)	(567,753)

Balance, September 30, 2024	83,325	$1	5,145,501	$51	$3,091,562	$(2,547,650)	$543,964

See independent auditor’s review report and notes to the financial statements.

Pulmokine, Inc.

Statement of Cash Flows

Nine Months Ended September 30, 2024

Cash Flows From Operating Activities
Net loss	$(567,753)
Adjustments to reconcile net loss to net cash used in operating activities
Change in operating assets and liabilities:
Accounts receivable	10,000,000
Prepaid expenses	—
Income taxes payable	(1,559,342)
Accounts payable and accrued expenses	12,292

Net Cash Provided by Operating Activities	7,885,197

Cash Flows from Investing Activities
Dividends paid	(7,586,619)

Net Cash Used in Investing Activities	(7,586,619)

Net Increase in Cash and Cash Equivalents	298,578
Cash and Cash Equivalents at Beginning of Period	708,376

Cash and Cash Equivalents at End of Period	$1,006,954

Supplemental information:
Cash paid for income taxes	$1,417,500

Cash paid for interest	$—

See independent auditor’s review report and notes to the financial statements.

Pulmokine, Inc.

Notes to the Financial Statements

September 30, 2024

NOTE 1 - NATURE OF OPERATIONS

Nature of Operations

Pulmokine, Inc. (the “Company”) was incorporated on November 13, 2007 under the laws of the State of Delaware. The Company is a privately held biopharmaceutical Company developing a novel class of kinase inhibitors for pulmonary related diseases. Currently in clinical development is the Company’s first program which is an inhaled small molecule inhibitor of platelet-derived growth factor receptor (PDGFR) for treatment of pulmonary arterial hypertension (PAH).

On October 2, 2017, the Company entered into a license agreement with FSG Pulmo, Inc. where the latter would obtain an exclusive license under the Licensed Patents of the Company and an exclusive license under the Licensed Know-How to further research, develop, commercialize, manufacture, sell, import, export, and otherwise commercially exploit the Licensed Products. The Company on the other hand, will be receiving payments for milestones achieved by the licensee in specific stages of the development and commercialization of the product.

Merger with XOMA

On August 21, 2024, XOMA Royalty Corporation expressed its intention to enter a merger transaction with the Company. On December 2, 2024, XOMA Royalty acquired all outstanding shares of Pulmokine for a $20 million cash payment at closing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Revenue Recognition

Although the Company has begun to receive revenue from the licensing agreement, the Company has not generated significant revenue since inception.

The Company’s license agreements can include upfront license fees and milestone payments. The Company identifies all of the deliverables at the inception of the agreement. License fees, which are nonrefundable fees will be evaluated for standalone value to the licensor and may be recognized upon delivery pursuant to terms of the agreement. Milestone payments included in the transaction price is limited to amounts for which it is probable that a significant reversal of cumulative revenue recognized under the contract will not occur in future periods. At the end of each reporting period, the Company updates its assessment of whether the milestone payments are constrained by considering both the likelihood and magnitude of a potential revenue reversal. The Company recognizes revenues from royalties when they become due.

The Company had licensed its Licensed Patents and Licensed Know-Hows to FSG Pulmo, Inc. Under such agreement, in exchange for the exploitation of the Patents and Know-Hows, the Company will receive milestone payments in relation to the development, regulation, and sale of the product. Milestone payments vary based on the activity that was completed by the licensee. Milestone payments range from $2 million up to $75 million. Royalties are paid on the net sales of all licensed products at a rate of 6.5% to 8.5%. On January 9, 2024, the Company received cash amounting to $10 million for a completion of a milestone. There were no revenues from completion of milestones nor royalties earned for the nine-month period ended September 30, 2024.

See independent auditor’s review report.

Pulmokine, Inc.

Notes to the Financial Statements

September 30, 2024

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company periodically monitors its positions with, and the credit quality of the financial institutions with which it invests. As of September 30, 2024, the Company has maintained the balance of $728,198 in excess of federally insured limits.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in a tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company follows the guidance in ASC Topic 740-10 in assessing uncertain tax positions. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. The standard applies to all tax positions and clarifies the recognition of tax benefits in the financial statements by providing for a two-step approach of recognition and measurement. The first step involves assessing whether the tax position is more-likely-than-not to be sustained upon examination based upon its technical merits. The second step involves measurement of the amount to be recognized. Tax positions that meet the more-likely-than-not threshold are measured at the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate finalization with the taxing authority. There were no uncertain tax positions nor income tax related interest and penalties recorded for the nine-months period ended September 30, 2024. The income tax returns of the Company for the year ended December 31, 2021 and subsequent years are subject to examination by the Internal Revenue Service and other taxing authorities, generally for three years after they were filed.

Stock-Based Compensation

The Company calculates stock-based compensation expense for option awards based on the grant/issue date fair value using the Black-Scholes-Merton option pricing model (“Black-Sholes Model”) and recognize the expense on a straight-line basis over the vesting period. The Company accounts for forfeitures as they occur. The Black-Scholes Model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the vesting period of the stock-based award in determining the fair value of stock-based awards. Although the Company believes the assumptions used to calculate stock-based compensation expense are reasonable, these assumptions can involve complex judgments about future events, which are open to interpretation and inherent uncertainty. In addition, significant changes to the assumptions could significantly impact the amount of expense recorded in a given period.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical data regarding the volatility of a publicly traded set of peer companies. The expected term of stock options granted utilizes the simplified method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award.

See independent auditor’s review report.

Pulmokine, Inc.

Notes to the Financial Statements

September 30, 2024

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” to measure the fair value of its financial statements and disclosures about fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in US GAAP, and expands disclosures about fair value measurements. Fair Value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lower priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The Company uses this framework for measuring fair value and disclosures about fair value measurement. As of September 30, 2024, the Company has no financial assets or liabilities that are valued utilizing Level 2 and Level 3 inputs.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the period. The significant estimate affecting the financial statements is the Company’s stock-based compensation. Actual results could differ from those estimates.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to the September 30, 2024 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events”, through February 10, 2025.

NOTE 3 - STOCKHOLDERS’ EQUITY

Seed Preferred Stock

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of Seed Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets of the Company, an amount per share equal to the greater of the original issue price for such share of Seed Preferred Stock, plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of Seed Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up. If the funds and assets are insufficient to pay the holders of shares of Seed Preferred Stock, the holders of shares of Seed Preferred Stock will share ratably in any distribution of the funds and assets of the Company in proportion to the respective amounts that would otherwise be payable.

See independent auditor’s review report.

Pulmokine, Inc.

Notes to the Financial Statements

September 30, 2024

NOTE 3 - STOCKHOLDERS’ EQUITY (continued)

Seed Preferred Stock (continued)

At any time when fifty percent or more of the initially issued shares of Seed Preferred Stock remain issued and outstanding, the Company shall not alter the powers, preferences or rights of the Seed Preferred Stock set forth in this Restated Certificate or the Bylaws of the Corporation or declare or pay any dividend or otherwise make a distribution to holders of Common Stock that is not also furnished proportionately to the holders of Seed Preferred Stock, without the written consent or affirmative vote of the requisite holders.

Each share of Seed Preferred Stock is convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the original issue price for the Seed Preferred Stock by the conversion price for the Seed Preferred Stock in effect at the time of conversion. The conversion price for the Seed Preferred Stock means the original issue price for the Seed Preferred Stock, subject to adjustment.

Upon either the closing of the sale of shares of Common Stock to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the occurrence of an event specified by vote or written consent of the Requisite Holders, all outstanding shares of Seed Preferred Stock will automatically convert into shares of Common Stock, at the conversion price disclosed above.

Upon either the closing of the sale of shares of Common Stock to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the occurrence of an event specified by vote or written consent of the Requisite Holders, all outstanding shares of Seed Preferred Stock will automatically convert into shares of Common Stock, at the conversion price disclosed above.

Stock Option

On December 18, 2015, the Company established a Stock Incentive Plan. Under the Plan, the Company shall issue option offer letters to certain individuals with the amount of stock options as listed under the Plan. The Plan has a total of 760,000 shares available for grant. As of September 30, 2024, all of the options were granted under the plan.

For the nine-month period ended September 30, 2024, the Company did not grant any stock options. There were no stock-based compensation related to stock options recognized for the nine-month period ended September 30, 2024. As of September 30, 2024, there was no unrecognized compensation cost related to unamortized stock option compensation.

A summary of the Company’s option activity and related information follows:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (in years)
Balances, January 1, 2024	45,000	3.53	3.49
Options granted	—	—	—
Options forfeited	—	—	—
Options exercised	—	—	—

Balances, September 30, 2024	45,000	$3.53	2.74

Vested and Exercisable	45,000	$3.53	2.74

See independent auditor’s review report.

Pulmokine, Inc.

Notes to the Financial Statements

September 30, 2024

NOTE 4 - DEFERRED TAXES

As of September 30, 2024, the Company had no net operating loss (“NOL”) carryforwards available for federal and state income tax purposes. The provision for federal and state income taxes for the nine-month period ended September 30, 2024, is as follows:

Federal
Current	$—
Deferred	446,700
State and Local
Current	—
Deferred	—

Total provision for income taxes	$446,700

The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes due to the difference between the statutory rate and the effective tax rate. The Company’s deferred tax liabilities of $446,700 as of September 30, 2024, consisted of the effects of differences in reporting basis.

NOTE 5 - RELATED PARTY TRANSACTIONS

On June 1, 2022, the Company entered into a consulting agreement with T2M Pathways, Inc. (T2M), a company owned by Pulmokine, Inc’s Executive Chair. In the agreement, T2M is to perform tasks and duties specified by the Company’s Chief Executive Officer or his delegate including provision of written reports summarizing work performed, compliance with Federal, State, and local laws and policies, and keeping proper books of accounts, receipts, payments, records of transactions, and dealings in the course of business of the Company.

In relation to the Company’s consultancy agreement with T2M, the Company incurred consulting expenses for the nine-month period ended September 30, 2024 amounting to $74,000.. Consulting fees are recorded under the Professional fees line item of the Statement of Operations. Payables outstanding to T2M in relation to the agreement amounted to $5,352 as of September 30, 2024.

NOTE 6 - SUBSEQUENT EVENTS

Merger with XOMA

On December 2, 2024, XOMA Royalty acquired all outstanding shares of Pulmokine for a $20 million cash payment at closing. In addition, XOMA Royalty will pay success-based consideration contingent on future development and commercial events to Pulmokine stockholders. XOMA Royalty’s net royalties will range from the low to mid-single digits on commercial sales; additionally, the Company will retain up to $25 million of the milestone payments

See independent auditor’s review report.